Exhibit 99.1

NDC Plaza Atlanta, GA 30329-2010 404-728-2000	For Immediate Release

NDCHealth Reports Fiscal Second Quarter Results

Completes Restatement and Files Financial Statements with the SEC

ATLANTA, March 21, 2005 – NDCHealth Corporation (NYSE: NDC), a leading provider of healthcare technology and information solutions, today announced financial and operating results and filed its Quarterly Report on Form 10-Q for its second quarter ended November 26, 2004. The company also completed the previously announced restatement of its financial statements for fiscal years 2002 through 2004 and the first quarter of fiscal 2005 and filed amended Forms 10-K/A and 10-Q/A covering these periods.

For the quarter ended November 26, 2004, total revenue from continuing operations was $117.4 million, including $18.7 million from the Pharmacy Benefit Services segment, a 7.5% increase from $109.2 million in the second quarter of fiscal 2004, which included $4.8 million from the Pharmacy Benefit Services segment. Income from continuing operations for the second quarter was $0.9 million, or $0.03 per diluted share, compared to $8.8 million, or $0.25 per diluted share, in the same period in fiscal 2004. Total net loss after discontinued operations was $4.8 million, or $0.13 per diluted share, compared to net income of $7.6 million, or $0.21 per diluted share, in the second quarter of fiscal 2004.

Adjusted income from continuing operations1, a non-GAAP measure, for the second quarter of fiscal 2005, excluding the effect of $2.2 million in severance-related restructuring charges, was $3.1 million or $0.06 per diluted share.

NDCHealth realized a net loss from discontinued operations of $5.7 million, or $0.16 per diluted share, in the second quarter of fiscal 2005. The company reduced the carrying value of its discontinued business operations in Germany by $7.4 million, or $0.20 per diluted share, in the quarter, reflecting its estimated net realizable value based on current negotiations with interested parties. This loss was partially offset by a net gain of $1.7 million, or $0.05 per diluted share, in the quarter recorded as a result of the sale of its discontinued business operations in the United Kingdom. Operating results from discontinued operations were breakeven in the quarter.

Total revenue from continuing operations in the second quarter of fiscal 2005 increased 7.6% from the first quarter of fiscal 2005, driven by a rebound in the company’s Information Management segment and continued consistent growth from its Network Services and Systems and Pharmacy Benefit Services segments, as expected.

“Our businesses continued to show progress throughout this period, and we are intent on successfully executing on our strategies to capitalize on the market opportunities in front of us,” said Walter Hoff, chairman and chief executive officer of NDCHealth. “We are also pleased that we have completed our restatement process.”

“Our business segments posted steady improvement in the second quarter, consistent with our expectations, as we delivered on our sales and implementation goals,” Hoff continued. “We also recognize the need to continue to improve our financial performance. We have achieved some early success in our recently initiated profit improvement plan through expense reductions and operational realignments. We have identified other initiatives to improve operating efficiencies and product excellence over the next 12 to 24 months We believe the results of our actions will make us a stronger, more valuable company for our customers, employees and stockholders.”

- more -

NDCHealth Reports Fiscal Second Quarter Results

Business Review

•	Network Services and Systems segment revenue declined $6.4 million or 9.6% in the second quarter of fiscal 2005 from the same period last year, but increased $2.8 million or 4.8% from the most recent first quarter. This year-over-year decrease was primarily caused by lower physician software sales, lower revenue from legacy pharmacy systems and a decline in hospital-related revenue, which more than offset revenue growth from pharmacy network services.

•	Network services’ transaction volume totaled more than 1.38 billion in the second quarter of fiscal 2005, a 13.8% increase from the same period last year and up 2.2% sequentially as NDCHealth continued to gain market share and penetration of its pre- and post-edit (PPE) transaction services.

•	Pharmacy services and systems revenue decreased $0.5 million or 1.3% in the second quarter compared to the same quarter of fiscal 2004, but increased $1.7 million or 5.0% from the most recent first quarter. Pharmacy transaction revenue grew but was more than offset by lower legacy systems revenue and retail information sales compared to last year’s second quarter. The company sold 52 PharmacyRx™ systems to regional and independent pharmacies during the second quarter of fiscal 2005, and a total of 107 during the first six months of the current fiscal year. NDCHealth ended the period with an installed base of 317 pharmacies, and a scheduled installation backlog of 137 PharmacyRx systems. The company expects pharmacy network services revenue to continue to grow, but does not expect pharmacy systems revenue to show sustained growth until its EnterpriseRx™ system for large pharmacy chains is generally available and begins to generate revenue, currently expected during the second half of calendar 2005.

•	Hospital customer revenue decreased $1.7 million or 11.4% in the second quarter of fiscal 2005 compared to the same period in fiscal 2004, and declined $0.5 million or 3.5% sequentially as the company generated a lower level of customization and professional services revenue, particularly in comparison to last year’s second quarter, which benefited from $1.2 million in HIPAA-related conversion fees. NDCHealth sold 95 NDC ePREMIS® units and installed 116 units during the second quarter of fiscal 2005, increasing the total ePREMIS installed base to 401. As of November 26, 2004, the scheduled installation backlog moving into the third quarter of fiscal 2005 was 223 units. These unit sale and installation trends are expected to lead to sequentially increasing revenue from hospital customers through the remainder of the fiscal year.

•	Physician customer revenue in the second quarter of fiscal 2005 decreased $4.0 million or 33.1% from the second quarter of fiscal 2004, but increased $1.7 million or 27.8% from the most recent first quarter. The sequential improvement reflects a 25% increase in system unit sales following the release of the company’s NDCLytec™ product upgrade in late October 2004. The year-over-year decline was due to fewer system sales as a result of a change in certain business practices, including the continuing effect of the change to selling software to value added resellers on a cash basis instead of on credit terms, and the fact that the company no longer recognizes in revenue or expense certain advertising and contract support activities of its value added resellers.

•	Other revenue, which includes data processing services provided to former affiliate Global Payments, Inc. and third-party paper claims and statement printing services, declined 7.7% compared with the second quarter last fiscal year to $3.3 million. As previously disclosed, Global Payments may discontinue the service agreement on September 30, 2005, which would eliminate a portion of the Other revenue stream.

- more -

NDCHealth Reports Fiscal Second Quarter Results

•	Information Management revenue in the second quarter of fiscal 2005 increased $0.8 million or 2.0% compared to the same quarter last year, as growth in new product revenue, such as the Intelligent Health Repository (IHR) services and other emerging products, offset a decline in certain legacy product revenue. Revenue increased $3.1 million or 8.7% from the most recent first quarter due to normal recovery from the seasonally slow first quarter as well as from growth in new product revenue.

•	Pharmacy Benefit Services revenue more than tripled in the second quarter compared to the same period in fiscal 2004, and increased 14.9% from the most recent first quarter, due to growth in administrative services offerings. Because a majority of the revenue in the Pharmacy Benefit Services segment includes the underlying prescription drug cost of the pharmacy benefit programs being managed, margins are low and are not expected to be a significant profit contributor in the near term.

Cost of Service increased $17.4 million or 32.4% from the second quarter of fiscal 2004, reflecting strong growth in revenue and associated Cost of Service in the Pharmacy Benefit Services segment, as well as increased software development and customer implementation expense in the Network Services and Systems segment and increased data costs in the Information Management segment.

Sales, General and Administrative expense in the second quarter of fiscal 2005 rose 10.6% or $2.5 million from a year ago, principally driven by increased legal and audit-related expenses.

In the second quarter of fiscal 2005, adjusted EBITDA2, a non-GAAP measure, was $20.3 million. Free cash flow3, also a non-GAAP measure, was $10.7 million in the quarter and $(8.4) million in the six-month period ended November 26, 2004. The company expects to be free cash flow positive in the second half of fiscal 2005.

Sale of Business Operations

In October 2004, the company completed the sale of its business operations in the United Kingdom, resulting in a net gain of $1.7 million or $0.05 per diluted share in the second quarter. The company also reduced the carrying value of its German operations by $7.4 million to the currently expected net realizable value. The company is in discussions with several parties interested in purchasing NDCHealth’s operations in Germany, and anticipates consummating a transaction prior to the end of the current fiscal year.

On March 17, 2005, NDCHealth announced the sale of its Canadian pharmacy systems and Canadian pharmacy and dental claims processing services operations to Emergis Inc. Under the terms of the agreements, NDCHealth expects to receive cash proceeds of approximately $14.5 million, which will be used to pay down senior debt.

Restatement

As previously disclosed, NDCHealth determined that it was appropriate to restate its financial statements for the fiscal years ended May 31, 2002, May 30, 2003 and May 28, 2004 and the first quarter of fiscal 2005 ended August 27, 2004. The impact of the restatement was a decrease in net income of $2.9 million, $1.4 million and $2.8 million for the fiscal years ended May 31, 2002, May 30, 2003 and May 28, 2004, respectively, and a $33,000 increase in net income for the first quarter of fiscal 2005 ended August 27, 2004. The restatement did not affect the company’s previously reported cash trends.

- more -

NDCHealth Reports Fiscal Second Quarter Results

The adjustments to the financial statements fall into three general categories:

•	Adjustments to revenue recognition for the sale of physician software to record an allowance for estimated returns;

•	Deferral of revenue from new or customized IHR services within the Information Management segment beginning in fiscal 2004; and

•	Other identified adjustments from prior periods, including previously identified unrecorded adjustments that were individually less significant, but are being corrected as part of the restatement. This included unaudited, beginning retained earnings balance entries for fiscal year 2002.

The adjustments are described more fully in the amended Forms 10-K/A and 10-Q/A filed by the company with the Securities and Exchange Commission (SEC) today. A summary of the variance between “previously reported” and “as restated” results are highlighted in the SEC filings.

Waiver from Senior Lenders and Note Holders

NDCHealth has secured waivers from its senior lenders and Note holders pursuant to which the senior lenders and Note holders have agreed to waive defaults under the Senior Credit Facility and the Note indenture. As previously disclosed, the company’s delay in providing its financial statements to its senior lenders under its Senior Credit Facility and in filing its second quarter Form 10-Q constituted defaults under its Senior Credit Facility and 10½% Senior Subordinated Note indenture, respectively. The company expects to be in compliance with the senior secured credit facility’s financial covenants for the next twelve months.

Sarbanes-Oxley Update

As previously disclosed in January 2005, the company engaged in a review and analysis of practices regarding software exchanges in its Physician business and the impact on revenue recognition. Additionally, the company revised its revenue recognition practices for its IHR services within the Information Management segment. As a result of these efforts and a review of practices, procedures and processes, the company has determined there are “material weaknesses” in internal controls over revenue recognition and the financial statement close process as defined in Section 404 of Sarbanes-Oxley that are not expected to be fully rectified by May 27, 2005. In addition, the company has received a letter from its independent registered public accounting firm indicating that there are material weaknesses in the company’s internal controls regarding revenue recognition and the financial statement close process and stating that, as a result, the independent registered public accounting firm was unable to conclude that the company’s internal controls over financial reporting for the fiscal year ended May 28, 2004 were effective.

The company has taken, and continues to take, steps to remediate these material weaknesses and intends to continue to monitor its internal controls. As further improvements or enhancements are identified, the company will take steps to implement such improvements or enhancements. The outcome of the monitoring and final analysis will be included in the company’s overall evaluation of internal controls to be included within its Form 10-K for the fiscal year ending May 27, 2005. However, the company anticipates receiving an adverse opinion on the effectiveness of internal controls over financial reporting from its independent registered public accounting firm as of the 2005 fiscal year end.

Financial Outlook

The company expects revenue in the third quarter of fiscal 2005 to be in the range of $118 million to $120 million, including $18 million to $20 million in revenue from Pharmacy Benefit Services. Revenue

- more -

NDCHealth Reports Fiscal Second Quarter Results

from the Network Services and Systems and Information Management segments combined should be in the range of $100 million to $102 million in the quarter. Diluted earnings per share from continuing operations are expected to be between $0.10 and $0.13 in the third quarter, which will include a restatement-related benefit from its physician software business of approximately $0.02 per diluted share, and charges of approximately $1.8 million or $0.03 per diluted share in severance and restructuring expenses incurred as part of the company’s continuing expense reduction and profit improvement initiatives.

The company also expects revenue and diluted earnings per share from continuing operations in the fourth fiscal quarter to be comparable to or slightly below levels expected for the third quarter. In comparison to the third quarter, the fourth quarter will be unfavorably affected by a decline in physician software sales from the high levels realized in the third quarter from the successful introduction of the annual release of the company’s Medisoft practice management software, increased staffing, project-related and sales promotional expenses in the Information Management business, and the sale of its Canadian network services and systems activities.

The third and fourth quarters are each expected to include approximately $3 million per quarter in legal, audit and governance costs above normal levels. These expenses are related to stockholder litigation, the pending SEC investigation, certain commercial litigation, internal and external audit costs associated with the restatement and work to achieve compliance with the requirements of Sarbanes-Oxley, and professional fees associated with the Board of Directors’ evaluation of strategic alternatives to maximize stockholder value.

Conference Call and Webcast

NDCHealth management will host a conference call to discuss these results today, March 21, 2005 beginning at 8:30 am ET. The conference call can be accessed by dialing 877-421-3895 (706-679-0822 for international/local callers), or by webcast through the Investor Relations page at http://www.ndchealth.com. A replay of the conference call will be available through March 30, 2005, and can be accessed either through the webcast or by dialing 800-642-1687 (706-645-9291 for international/local callers) and entering conference ID 4869417.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements related to the company’s expected business outlook for fiscal year 2005 and guidance for the third fiscal quarter of 2005. These statements involve risks and uncertainties that may cause actual results to differ materially. The company’s business outlook and the projected results for future periods are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but may be beyond management’s control. Forward- looking statements are only predictions and are not guarantees of performance, and include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” or similar expressions. These statements include, among others, statements regarding the company’s expected business outlook, anticipated financial and operating results, its business strategy and means to implement the strategy, the company’s objectives, the amount and timing of future capital expenditures, the likelihood of the company’s success in developing and introducing new products and expanding its business, the timing of the introduction of new and modified products or services, financing plans, working capital needs and sources of liquidity. These forward-looking statements are based on management’s beliefs and assumptions, which in turn are based on currently available information. Important risks and assumptions relating to the forward-looking statements include, without limitation: (1) the company’s ability to expand in new and existing markets; (2) demand for the company’s products and services; (3) the cost of product development; (4) the timely completion, market demand and acceptance of the company’s new pharmacy and information products; (5) competitive forces; (6) gains in market share; (7)

- more -

NDCHealth Reports Fiscal Second Quarter Results

industry conditions affecting NDCHealth’s customers; (8) expected pricing levels; (9) expected growth of revenue and net income; (10) the timing and cost of planned capital expenditures; (11) the availability of capital to invest in business growth and expansion; (12) the timing of recognition of certain revenue; (13) access to data from suppliers; (14) the potential for information or network services interruptions; (15) adequate protection of proprietary technology; (16) unanticipated changes in accounting rules and/or interpretations; (17) complex state and federal regulations and their impact on the demand for information products or availability of certain data; (18) outcomes and cost of pending litigation and/or the pending SEC investigation; (19) expected proceeds from the disposition of certain assets; (20) the company’s ability to maintain compliance with certain restrictive debt covenants; (21) the company’s substantial indebtedness, which could adversely affect its financial condition, results of operations and liquidity; (22) actions that were or may be taken by credit rating agencies; and (23) the company’s ability to comply with Sarbanes-Oxley. Many of these risk factors and assumptions are beyond the company’s ability to control or predict, and are not intended to represent a complete list of all risks and uncertainties inherent in the company’s business, and should be read in conjunction with the more detailed cautionary statements included in NDCHealth’s Annual Report on Form 10-K/A for the fiscal year ended May 28, 2004 and other company filings with the Securities and Exchange Commission. The company believes its forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on the company’s current assumptions and expectations. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update publicly any of them in light of new information or future events.

About NDCHealth

NDCHealth is a leading information solutions company serving all sectors of healthcare. Its network solutions have long been among the nation’s leading, automating the exchange of information among pharmacies, payers, hospitals and physicians. Its systems and information management solutions help improve operational efficiencies and business decision making for providers, retail pharmacy and pharmaceutical manufacturers. Headquartered at Atlanta, Ga., NDCHealth provides information vital to the delivery of healthcare every day. For more information, visit www.ndchealth.com.

NDCHealth is a trademark of NDCHealth Corporation. All other company and product names mentioned may be trademarks of the company.

1.	Adjusted income from continuing operations, a non-GAAP measure, can be derived from the company’s Unaudited Condensed Consolidated Statements of Operations, and is defined as Income from Continuing Operations before Restructuring and Other Charges. Reconciliation of Adjusted Income from Continuing Operations to Income from Continuing Operations, the most directly comparable GAAP financial measure, is provided in an accompanying table.

2.	Adjusted EBITDA, a non-GAAP measure, can be derived from the company’s Unaudited Condensed Consolidated Statements of Operations, and is defined as Operating Income before Depreciation and Amortization, and Restructuring and Other Charges. Reconciliation of adjusted EBITDA to Operating Income, the most directly comparable GAAP financial measure, is provided in an accompanying table.

3.	Free cash flow, a non-GAAP measure, can be derived from the company’s Unaudited Condensed Consolidated Statements of Cash Flows, and is defined as net cash (used in) provided by operating activities less capital expenditures and dividends paid. Reconciliation of free cash flow to Net Cash provided by Operating Activities, the most directly comparable GAAP financial measure, is provided in an accompanying table.

Contact:    Robert Borchert, VP-Investor Relations, 404-728-2906, robert.borchert@ndchealth.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

NDCHealth Corporation and Subsidiaries

(Unaudited)

(In Thousands, Except Per Share Data)

	Three Months Ended
	November 26, 2004	November 28, 2003
		(As Restated)
Revenue:
Network Services and Systems	$60,354	$66,799
Information Management	38,402	37,637
Pharmacy Benefit Services	18,651	4,802

	117,407	109,238

Operating Expenses:
Cost of Service	70,962	53,593
Sales, General and Administrative	26,123	23,618
Depreciation and Amortization	10,399	8,756
Restructuring and Other Charges	2,216	1,798

	109,700	87,765

Operating Income	7,707	21,473

Other Income (Expense):
Interest and Other Income	78	155
Interest and Other Expense	(6,175)	(7,319)
Minority Interest in Earnings	(135)	(267)

	(6,232)	(7,431)

Income from Continuing Operations before Income Taxes	1,475	14,042

Provision for Income Taxes	574	5,256

Income from Continuing Operations	901	8,786
Loss from Discontinued Operations	(5,670)	(1,221)

Net Loss	$(4,769)	$7,565

Basic Earnings (Loss) Per Share:
Income from Continuing Operations	$0.03	$0.25

Discontinued Operations	$(0.16)	$(0.04)

Basic Income Per Share	$(0.13)	$0.22

Weighted Average Shares	35,667	34,824

Diluted (Loss) Earnings Per Share:
Income from Continuing Operations	$0.03	$0.25

Discontinued Operations	$(0.16)	$(0.03)

Diluted Income Per Share	$(0.13)	$0.21

Weighted Average Shares	35,894	35,619

7

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

NDCHealth Corporation and Subsidiaries

(Unaudited)

(In Thousands, Except Per Share Data)

	Six Months Ended
	November 26, 2004	November 28, 2003
		(As Restated)
Revenue:
Network Services and Systems	$117,930	$129,065
Information Management	73,722	73,394
Pharmacy Benefit Services	34,883	9,444

	226,535	211,903

Operating Expenses:
Cost of Service	137,673	105,089
Sales, General and Administrative	49,852	45,920
Depreciation and Amortization	20,836	17,397
Restructuring and Other Charges	2,216	3,297

	210,577	171,703

Operating Income	15,958	40,200

Other Income (Expense):
Interest and Other Income	143	257
Interest and Other Expense	(12,579)	(14,540)
Minority Interest in Earnings	(243)	(418)

	(12,679)	(14,701)

Income from Continuing Operations before Income Taxes	3,279	25,499

Provision for Income Taxes	1,278	9,552

Income from Continuing Operations	2,001	15,947
Loss from Discontinued Operations	(13,735)	(1,755)

Net (Loss) Income	$(11,734)	$14,192

Basic Earnings (Loss) Per Share:
Income from Continuing Operations	$0.06	$0.46

Discontinued Operations	$(0.39)	$(0.05)

Basic (Loss) Income Per Share	$(0.33)	$0.41

Weighted Average Shares	35,653	34,785

Diluted Earnings (Loss) Per Share:
Income from Continuing Operations	$0.06	$0.45

Discontinued Operations	$(0.38)	$(0.05)

Diluted (Loss) Income Per Share	$(0.33)	$0.40

Weighted Average Shares	35,948	35,367

8

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

NDCHealth Corporation and Subsidiaries

(Unaudited)

(In Thousands)

	Six Months Ended
	November 26, 2004	November 28, 2003
		(As Restated)
Cash flows from operating activities:
Net (loss) income	$(11,734)	$14,192
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Loss on discontinued operations	13,735	1,755
Non-cash restructuring and other charges	317	453
Depreciation and amortization	20,836	17,397
Deferred income taxes	1,083	8,156
Allowance for doubtful accounts	4,213	4,459
Other, net	2,640	2,410

Total	31,090	48,822
Changes in assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(1,014)	(8,908)
Prepaid expenses and other assets	7,310	978
Accounts payable and accrued liabilities	(9,240)	7,881
Accrued interest on long-term debt	(210)	(214)
Deferred revenue	(15,536)	4,423

Net cash provided by operating activities	12,400	52,982

Cash flows from investing activities:
Capital expenditures	(17,963)	(21,639)
Proceeds from the sale of equipment	513	2,148
Acquisitions and other investing activities	(2,412)	(6,347)

Net cash used in investing activities	(19,862)	(25,838)

Cash flows from financing activities:
Net borrowings under lines of credit	38,500	—
Net principal payments under long-term debt arrangements	(39,208)	(1,916)
Net cash used in refinancing activities	—	(395)
Net issuances related to stock activities	510	2,647
Dividends paid	(2,880)	(2,820)

Net cash used in financing activities	(3,078)	(2,484)

Net cash used in discontinued operations	(2,834)	(2,285)

(Decrease) increase in cash and cash equivalents	(13,374)	22,375
Cash and cash equivalents, beginning of period	27,617	15,150

Cash and cash equivalents, end of period	$14,243	$37,525

Supplemental Disclosures
Cash paid for
Interest	$10,433	$14,971
Income taxes (refunded) paid	$(499)	$755

9

CONDENSED CONSOLIDATED BALANCE SHEETS

NDCHealth Corporation and Subsidiaries

(Unaudited)

(In Thousands, Except Per Share Data)

	November 26, 2004	May 28, 2004
		(As Restated)
ASSETS
Current Assets:
Cash and Cash Equivalents	$14,243	$27,617
Accounts Receivable (Less Allowance of $8,218 and $7,568, respectively.)	64,829	69,110
Deferred Income Taxes	1,076	28,389
Prepaid Expenses	18,810	22,146
Other Current Assets	12,564	15,389
Total Assets of Discontinued Operations	44,047	70,459

Total Current Assets	155,569	233,110

Property and Equipment, Net	78,815	80,666
Capitalized External Use Software, Net	65,724	61,567
Goodwill	363,829	362,429
Intangible Assets, Net	66,823	71,760
Debt Issuance Cost	12,543	12,963
Deferred Income Taxes	11,771	—
Other Assets	23,278	22,561

Total Assets	$778,352	$845,056

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current Portion of Long-term Debt	$42,318	$33,656
Trade Accounts Payable	25,681	29,693
Accrued Compensation and Benefits	7,754	6,252
Accrued Interest	10,713	10,923
Deferred Revenue	42,667	54,214
Other Accrued Liabilities	30,751	35,757
Total Liabilities of Discontinued Operations	11,591	24,761

Total Current Liabilities	171,475	195,256

Deferred Revenue	2,655	7,208
Deferred Income Taxes	—	14,600
Other Non-current Liabilities	26,984	29,225
Long-term Debt	260,249	269,619

Total Liabilities	461,363	515,908

Commitments and Contingencies	—	—
Minority Interest in Equity of Subsidiaries	1,556	1,313
Stockholders’ Equity:
Preferred Stock, par value $1.00 per share; 1,000,000 shares authorized, none issued	—	—
Common Stock, par value $.125 per share; 200,000,000 shares authorized; 36,025,273 and 36,006,641 shares issued, respectively.	4,503	4,501
Capital in excess of par value	245,921	245,314
Retained Earnings	65,813	80,426
Deferred Compensation and Other	(6,715)	(7,694)
Other Comprehensive Income	5,911	5,288

Total Stockholders’ Equity	315,433	327,835

Total Liabilities and Stockholders’ Equity	$778,352	$845,056

10